Exhibit 99.1

Trovagene to Announce First Quarter 2017 Financial Results and Host Conference Call on Wednesday, May 10, 2017

SAN DIEGO, CA — April 26, 2017 — Trovagene, Inc. (NASDAQ: TROV), a precision medicine biotechnology company, announced today that it will report financial results for the first quarter ended March 31, 2017 on Wednesday, May 10, 2017.

Trovagene’s senior management team will host a conference call on Wednesday, May 10, 2017 at 5:00 p.m. Eastern Daylight Time (2:00 p.m. Pacific Daylight Time) to discuss the results and update investors on the Company’s progress.

To access the conference call, please dial (888) 347-6081 (domestic), (412) 902-4285 (international), or (855) 669-9657 (Canada), conference ID# 10097532. To access the telephone replay of the call, dial (877) 344-7529 (domestic), (412) 317-0088 (international), or (855) 669-9658 (Canada), replay ID# 10105678. The replay will be available one hour after the conclusion of the call. The webcast and telephone replay will be archived on the Company’s website following the conference at http://trovagene.investorroom.com/events.

About Trovagene, Inc.

Trovagene is a precision medicine biotechnology company developing oncology therapeutics for improved cancer care by leveraging its proprietary Precision Cancer Monitoring® (PCM) technology in tumor genomics.  Trovagene has broad intellectual property and proprietary technology to measure circulating tumor DNA (ctDNA) in urine and blood to identify and quantify clinically actionable markers for predicting response to cancer therapies.  Trovagene offers its PCM technology at its CLIA/CAP — accredited laboratory and plans to continue to vertically integrate its PCM technology with precision cancer therapeutics.  For more information, please visit www.trovagene.com.

Trovagene Contact:

Vicki Kelemen
Sr. Director, Communications
858-952-7652
vkelemen@trovagene.com

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992